Exhibit 31.2

New England Realty Associates Limited Partnership

CERTIFICATION

I, Jameson Brown, certify that:

1.I have reviewed this Annual Report on Form 10-K of New England Realty Associates Limited Partnership;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ Jameson Brown
Principal Financial Officer
(Treasurer and Director of the Partnership’s General Partner, NewReal, Inc.)

Date: March 27,  2019